UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 31, 2008

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Alpharetta, Georgia		30022
(Address of principal executive offices)		(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 5.02                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Principal Officers

Effective December 31, 2008, Widjaja Jiemy, age 50, retired from Schweitzer-Mauduit International, Inc. (“the Company”).  Since May 2005, Mr. Jiemy was President of Southeast Asian Operations and General Manager of the Company’s 50 percent owned joint venture, China Tobacco Mauduit (Jiangmen) Paper Industry Company, Limited (CTM). Replacing Mr. Jiemy, Arnold Alvarez will become General Manager of Southeast Asia Operations with responsibility for the Company’s Indonesian and Philippines paper operations and for sales of all the Company’s papers in the region, reporting to Otto Herbst, Chief Operating Officer.  Mr. Alvarez, age 40, joined the Company as General Manager, PDM Philippines Industries, Inc. in July 2007.  Replacing Mr. Jiemy as General Manager of CTM is Steve Jiang, age 44, who joined the Company in June 2008 as Senior Manager of China Paper Products as part of the planned succession.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ TORBEN WETCHE
Torben Wetche
Chief Financial Officer and Treasurer

Dated: January 6, 2009